EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
M~Wave, Inc. and Subsidiaries
Franklin Park, Illinois

We have issued our report dated March 30, 2007, on the consolidated financial statements of M-Wave, Inc. and Subsidiaries which are included in the Annual Report of M~Wave, Inc. and Subsidiaries on Form 10-KSB for the year ended December 31, 2006. We hereby consent to the incorporation by reference of our report in the Registration Statements of M~Wave, Inc. and Subsidiaries on Form S-8 (No. 333-119269).

/s/ McGladrey & Pullen, LLP

Schaumburg, Illinois
March 30, 2007